UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2005

CDW Corporation

(Exact Name of Registrant Specified in Charter)

Illinois	0-21796	36-3310735
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

200 N. Milwaukee Ave.
Vernon Hills, Illinois	60061
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 22, 2005, CDW Logistics, Inc. (“CDW Logistics”), a wholly owned subsidiary of CDW Corporation, entered into an Industrial Lease (the “Lease Agreement”) with DP Industrial, LLC (the “Landlord”). Pursuant to the terms of the Lease Agreement, Landlord has agreed to construct a warehouse and distribution center containing approximately 513,240 square feet for CDW Logistics on an approximately 25 acre site in North Las Vegas, Nevada (the “Leased Premises”). The Lease Agreement requires that the Landlord deliver the Leased Premises to CDW Logistics by September 26, 2005, subject to extension for certain unavoidable and/or tenant-caused delays. If the Leased Premises are not delivered to CDW Logistics by February 10, 2006 (which date is also subject to extension for certain unavoidable and/or tenant-caused delays), CDW Logistics has the right to terminate the Lease Agreement. Costs relating to the construction of the Leased Premises are generally the responsibility of the Landlord, with the Lease Agreement providing for certain costs to be borne by CDW Logistics.

The Lease Agreement provides for an initial lease term (the “Initial Term”) of 15 years commencing on the date on which the Leased Premises are substantially completed by the Landlord. Following the Initial Term, the Lease Agreement provides CDW Logistics with the option to renew the lease for up to four consecutive renewal terms of five years each during which the base rent will be 95% of then-prevailing market rents.

The base rent per month to be paid by CDW Logistics under the Lease Agreement during the Initial Term is as follows:

Monthly Net Rent Per Square Foot of
Period	Rentable Area of the Leased Premises
Months 1-3	$0
Months 4-63	$0.375
Months 64-123	$0.425
Months 124-180	$0.481

In addition to the base rent, the Lease Agreement requires CDW Logistics to pay certain operating costs and taxes relating to the Leased Premises, which are estimated to be $0.054 per square foot per month during the first year of the Initial Term.

Among other items, the Lease Agreement grants CDW Logistics the option to purchase the real property on which the Leased Premises are located, including all buildings and improvements thereon, for a purchase price of $29,500,000 at any time during the first two years following the execution of the Lease Agreement.

CDW Corporation has guaranteed all of CDW Logistics’ obligations under the Lease Agreement, including its obligation to pay the base rent, pursuant to a separate guaranty agreement.

A press release issued by CDW Corporation announcing the execution of the Lease Agreement is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statement

Any forward-looking statements contained in this Current Report on Form 8-K are based on CDW Corporation’s beliefs and expectations as of the date of this report and are subject to certain risks and uncertainties which may have a significant impact on CDW Corporation’s business, operating results or financial condition. Should any risk or uncertainty materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in forward-looking statements. Factors affecting CDW Corporation’s business and prospects are discussed in CDW Corporation’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press release dated February 23, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION
Dated: February 24, 2005	By:	/s/ Barbara A. Klein
Barbara A. Klein
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated February 23, 2005.